Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 8 to the Registration Statement of Funtalk China Holdings Limited on Form S-4 (File No. 333-153492) on Form F-3 of our report dated July 9, 2010, related to the consolidated financial statements and financial statement schedule of Funtalk China Holdings Limited, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement and to the reference to us under the headings “Experts” in such Proxy Statement/Prospectus.

/s/ Deloitte Touche Tohmatsu

Hong Kong

September 9, 2010